UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2015

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

On July 22, 2015, the Board of Directors of Raytheon Company elected Robert E. Beauchamp as an independent director effective immediately with a term expiring at the annual meeting of stockholders in 2016. A copy of the Company’s press release issued on July 24, 2015, regarding Mr. Beauchamp’s election is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

The election of Mr. Beauchamp was not pursuant to any arrangement or understanding between Mr. Beauchamp and any third party. As of the date of this report, neither Mr. Beauchamp nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Beauchamp will be compensated consistent with the compensation programs for non-employee directors. Upon his election to the Board, he was awarded $117,000 of restricted stock pursuant to the 2010 Stock Plan which stock is due to vest on the date of the 2016 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Raytheon Company dated July 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: July 24, 2015	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Raytheon Company dated July 24, 2015.

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